U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

GROM SOCIAL ENTERPRISES, INC.

(Exact name of small business issuer as specified in its charter)

Florida	000-55585	46-5542401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

2060 NW Boca Raton Blvd., #6

Boca Raton, FL 33431

(Address of principal executive offices)

(561) 287-5776

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective January 15, 2019, Grom Social Enterprises, Inc. (the “Company”) entered into a Second Amending Agreement (the “Amendment”) to that certain Share Sale Agreement dated as of June 20, 2016, as subsequently amended (the “Share Sale Agreement”), pursuant to which we acquired 100% of the common stock of TD Holdings Limited (“TDH”) including, Top Draw Animation, from certain individuals (the “TDH Sellers”). Pursuant to the Amendment, the parties agreed to further extend the maturity date of the Note, issued as part of the consideration under the Share Sale Agreement, to April 2, 2020.

The Amendment provides for an amendment to the Note to provide the TDH Sellers with the right to convert the Note at a conversion price of $0.27 per share, upon the terms and conditions set forth in the Amendment.

In addition, the parties agreed that in the event the Note is not repaid prior to July 2, 2019: (i) no management fee shall paid to the Company as provided in the Share Sale Agreement; (ii) no directors’ fees or any reimbursement in directors’ costs shall be paid to any director of TDH or its subsidiaries (collectively the “Group”), except for fees and expense claims of Wayne Dearing, an executive officer of the Company, CEO of TDH, as well as one of the TDH Sellers; (iii) no distribution of cash, payment of fees shall be made by the Group to the Company or any of its affiliates (iii) the Group shall not assume or pay off any liability of the Company or any of its affiliates; (iv) the consideration paid under the Share Sale Agreement will be increased by the Group Profit Share, as defined in the Amendment.

Additionally, under the terms of the Amendment, the Earn out payments contemplated under the Share Sale Agreement was amended to provide for payment, if earned, in 50% shares of common stock of the Company and 50% cash in lieu of 75% shares and 25% as originally contemplated by the Share Sale Agreement. As consideration for entering into the Amendment, the Company agreed to issue an aggregate of 800,000 shares of common stock to the TDH Sellers. The shares will be issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

The Company released a press release with respect to the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Attached hereto as Exhibit 99.2 is a proforma balance sheet as of September 30, 2018 giving effect to the extension of the maturity date of the Note to April 2, 2020 as well as other equity transactions consummated since September 30, 2018.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this report by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information above in Item 1.01 regarding the issuance of shares of to the TDH Sellers is incorporated herein by reference in response to this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is included in this Report:

No.	Description

10.1	Second Amending Agreement to the Share Sale Agreement for the Entire Issued Share Capital of TD Holdings Limited and the Secured Promissory Note
99.1	Press Release dated January 16, 2019.
99.2	Proforma balance sheet as of September 30, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2019	GROM SOCIAL ENTERPRISES, INC.
(Registrant)

By: /s/ Darren Marks
Darren Marks, Chief Executive Officer

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